EXHIBIT 4.3

                              STATE OF DELAWARE
                         OFFICE OF SECRETARY OF STATE
                   ----------------------------------------

            I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF

        DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT

          COPY OF THE CERTIFICATE OF BUSINESS TRUST REGISTRATION OF

        "UNITED COMMUNITY CAPITAL TRUST", FILED IN THIS OFFICE ON THE

           THIRTEENTH DAY OF JULY, A.D. 1998, AT 4:30 O'CLOCK P.M.

























                            [SEAL]              /s/Edward J. Freel
                                                ------------------
                                                Edward J. Freel, Secretary of
                                                State

2920059     8100                                AUTHENTICATION:  9192970
981271113                                       DATE:  07-13-98


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                           CERTIFICATE OF TRUST OF
                        UNITED COMMUNITY CAPITAL TRUST


      THIS CERTIFICATE OF TRUST of United Community Capital Trust (the "Trust"), dated July 13th, 1998, is being duly executed and filed by Chase Manhattan Bank Delaware, a Delaware banking corporation, as trustee, to create a business trust under the Delaware Business Trust Act (12 Del. C. ss. 3801 et seq.).

      1. Name. The name of the business trust created hereby is "United Community Capital Trust."

      2. Delaware Trustee. The name and address of the trustee of the Trust in the State of Delaware is:

                              Chase Manhattan Bank Delaware
                              1201 Market Street
                              Wilmington, Delaware  19801

      3. Effective Date. This Certificate of Trust shall be effective on July 13th, 1998.

      IN WITNESS whereof, the undersigned trustee of the Trust has executed this Certificate of Trust as of the date first written above.



                              CHASE MANHATTAN BANK DELAWARE,
                              not in its individual capacity, but solely as trustee


                              By:     /s/John J. Cashin
                                 ----------------------
                              Name:   John J. Cashin
                              Title:  Vice-President






                                                             STATE OF DELAWARE
                                                            SECRETARY OF STATE
                                                      DIVISION OF CORPORATIONS
                                                     FILED 04:30 PM 07/13/1998
                                                             981271113-2920059